EXHIBIT 10

                 Agreement made this 2nd day of May, 1995 between ERY W. KEHAYA of Parkway Plaza #22, 810 Saturn Street, Jupiter, Florida 33477 ("Kehaya") and STANDARD COMMERCIAL CORPORATION, a North Carolina corporation of 2201 Miller Road, Wilson, North Carolina 27893 ("Standard").

                 WHEREAS, Standard entered into four certain identical Note Agreements with certain insurance companies ("Senior Noteholders") dated July 1, 1988 ("Senior Note Agreements") with respect to indebtedness represented by four promissory notes ("Senior Notes") in the original aggregate amount of $25,000,000; and

                 WHEREAS, Standard violated various provisions of the Senior Note Agreements; and

                 WHEREAS, as a result of said violations, Standard was required to enter into a Forebearance Agreement with the Senior Noteholders dated August 10, 1994 ("Forbearance Agreement") pursuant to which Standard entered into a Pledge and Security Agreement ("Pledge Agreement") dated that date with NationsBank N.A. (Carolinas) ("NBNC") whereby it pledged the stock of certain subsidiaries and certain subsidiaries liened assets to secure indebtedness to NBNC and the Senior Noteholders, the relative rights of the Senior Noteholders and NBNC to said security being governed by an Intercreditor and Agency Agreement dated August 10, 1994 ("Intercreditor Agreement") and

                 WHEREAS, Standard cannot comply with the terms of the Forbearance Agreement and the Senior Notes are due and payable and Standard is not in a position to make payment; and

                 WHEREAS, Kehaya is willing to purchase the Senior Notes, extend the maturity thereof and release or subordinate certain of the security deposited under the Pledge Agreement; and

                 WHEREAS, Kehaya is borrowing the monies needed to purchase the Senior Notes from NBNC; and

                 WHEREAS, as a condition of such borrowing Kehaya must pledge with NBNC a substantial portion of the Common Stock of Standard owned by him and the Senior Notes being purchased by him;

                 NOW, THEREFORE, it is agreed as follows:

                 1. Simultaneous with the acquisition by Kehaya of the Senior Notes, the four Senior Note Agreements shall be consolidated into a single agreement and amended by deleting Sections 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.14 and 5.15 and by incorporating therein by reference in the same manner and with the same effect as if set forth at length therein the negative covenants contained in Article V of a certain Parent Guaranty Agreement made this date by Standard in favor of NationsBank of Georgia, N.A., as agent for certain banks.

                 2. Standard will deliver to Kehaya a promissory note in the form of Exhibit A attached hereto as an amended and restated Senior Note. The principal amount of said note represents the amount being paid by Kehaya to purchase the Senior Notes, which amount includes the principal amount of the Senior Notes and interest and expenses owed by Standard to the Senior Noteholders. In addition, Standard will reimburse Kehaya for the expenses actually incurred by him in connection with the transaction upon his presentation to Standard of an itemization of such expenses.

                 3. Kehaya will consent to allow the following security now subject to the Pledge Agreement: the stock of Standard Commercial Tobacco Company of Canada Ltd., Trans-Continental Leaf Tobacco Corporation, Standard Commercial Tobacco Company (UK) Ltd., Spierer Freres et Cie S.A., Standard Commercial Tobacco Services (UK) Limited and Werkhof GmbH to be pledged by Standard as security pursuant to a certain Master Facilities Agreement among Trans-Continental Leaf Tobacco Corporation, Deutsche Bank A.G. in Hamburg and certain other parties ("Master Facilities Agreement"). If in the future NBNC agrees to release any other stock subject to the Pledge Agreement, Kehaya will consent to such release.

                 4. Kehaya will consent to the subordination of the indebtedness due pursuant to the Senior Notes as provided in a certain Subordination Agreement dated this date between him and Nationsbank of Georgia, N.A. ("Nationsbank of Georgia Agreement").

                 5. Standard agrees that in the event of any asset sales outside the normal course of business by it, Transcontinental Leaf Tobacco Corporation or any of their respective affiliates or subsidiaries, any proceeds of such sales not required to be applied to reduce other indebtedness of Standard in accord with existing credit agreements, including the Master Facilities Agreement and the Nationsbank of Georgia Agreement, shall be paid to Kehaya to the extent permitted by such existing credit agreements and applied in reduction of each amortization payment still due at the time under Exhibit A in an equal amount.

                 6. Until otherwise instructed, Standard shall make all payments due under Exhibit A to an account opened by Kehaya with NBNC at its office at Charlotte, North Carolina. The interest payable pursuant to Exhibit A shall be at the same rate as the interest payable from time to time under the Term Loan Promissory Note executed this day by Kehaya in favor of NBNC.
Standard is hereby appointed the agent of Kehaya to elect the interest rate payable pursuant to such Term Loan Promissory Note.

                 7. All notices and other communications hereunder shall be sufficiently given and shall be deemed given when delivered or upon receipt when mailed by registered or certified mail, postage prepaid, addressed to Kehaya at his address listed above and to Standard at its address listed above, attention of Keith Merrick, Treasurer, or to such other address as either party might hereafter designate by notice in accord with this paragraph.

                 IN WITNESS WHEREOF, the parties hereto have executed this document as of the day and year first above written.

                                                Ery W. Kehaya by Mark Kehaya,
                                                   attorney-in-fact

                                                Standard Commercial Corporation


                                                By
                                                   Keith H. Merrick, Treasurer


                                                                    EXHIBIT  A

                                PROMISSORY NOTE



$3,668,000                                                           May 2, 1995

         FOR VALUE RECEIVED Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893 (the "Borrower"), hereby promises to pay to the order of Ery W. Kehaya (the "Holder") at the offices of NATIONSBANK, N.A. (Carolinas) at Charlotte, North Carolina (or at such other place or places as the Holder may designate) the principal sum of Three Million Six Hundred Sixty-Eight Thousand Dollars ($3,668,000) under the terms and conditions of four Senior Note Agreements between the Borrower and certain insurance companies dated July 1, 1988 and an Agreement of even date herewith between the Borrower and Holder (together the "Loan Agreements"). The defined terms in the Loan Agreements are used herein with the same meaning. All of the terms, conditions and covenants of the Loan Agreements are expressly made a part of this promissory note (the "Promissory Note") by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Promissory Note is entitled to the benefits of and remedies provided in the Loan Agreements and any other agreements by and between the Borrower and the Holder.

         The principal amount of this Promissory Note shall be payable in fourteen (14) consecutive quarterly installments, such installments being due on the last day of each March, June, September and December, with the first such installment payable December 31, 1995. All such principal payments shall be in the same amount as the principal payments due under the note of even date herewith executed by the Holder in favor of NationsBank N.A. (Carolinas).

         This Promissory Note shall bear interest on the outstanding balance from time to time at the rates provided in the Agreement of even date herewith between NationsBank, N.A. (Carolinas) and Holder until such principal and interest have been paid in full. Installments of interest on the outstanding balance shall be due and payable in arrears quarterly commencing with June 30, 1995.

         If payment of all sums due hereunder is accelerated under the terms of the Loan Agreements, the then remaining principal amount and accrued but unpaid interest shall bear interest at a rate equal to 3% above the rate payable before such acceleration until such principal and interest have been paid in full. Further, in the event of such acceleration, this Promissory Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Promissory Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed under seal as of the day and year first above written.


CORPORATE SEAL                                STANDARD COMMERCIAL CORPORATION

                                              By:
                                                 Keith H. Merrick, Treasurer